UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas		78756
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Term Loan Credit Facility

On April 24, 2026 (the “Closing Date”), certain subsidiaries of Bumble Inc. (the “Company”) entered into the Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among the lenders party thereto (the “Term Lenders”), Guggenheim Credit Services, LLC, as administrative agent (“Term Loan Administrative Agent”), Alter Domus (US) LLC, as collateral agent (“Collateral Agent”), Buzz BidCo, L.L.C., (“Holdings”), Buzz Finco L.L.C. (“Borrower”) and certain subsidiaries of Borrower, as guarantors (the “Guarantor Subsidiaries”). Under the Term Loan Credit Agreement, the Term Lenders agreed to provide a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $475.0 million.

The Term Loan Facility amortizes in equal monthly installments, commencing on the last day of the first month ending after the 90-day anniversary of the Closing Date, in aggregate annual amounts equal to (x) 12.5% per annum of the original principal amount of the Term Loan Facility, with respect to the first twelve payments occurring after the Closing Date, and (y) 15.0% per annum of the original principal amount of the Term Loan Facility, with respect to each subsequent payment, with the balance payable on April 24, 2030.

Outstanding amounts under the Term Loan Facility bear interest at a rate per annum equal to, at Borrower’s election: (1) a base rate (equal to the greatest of (a) the prime lending rate, (b) the Federal Funds Effective Rate (as defined in the Term Loan Credit Agreement) plus 0.50%, (c) Term SOFR (as defined in the Term Loan Credit Agreement) plus 1.00% per annum and (d) 3.50%) (the “Base Rate”) plus 7.00% or (2) Term SOFR plus 8.00%. Interest on loans bearing interest based upon the Base Rate will be due and payable in arrears on the last business day of each March, June, September and December and on the maturity date of the Revolving Credit Facility. Interest on loans bearing interest based upon Term SOFR will be due and payable in arrears on the last day of each relevant interest period or, for any interest period that exceeds three months, on the respective dates that fall every three months after the beginning of such interest period.

The Term Loan Credit Agreement contains mandatory prepayment requirements, including with respect to excess cash flow, asset sale proceeds, extraordinary receipts and proceeds from certain incurrences of indebtedness. Borrower may voluntarily repay outstanding loans under the Term Loan Facility at any time, provided that any prepayments made prior to the second anniversary of the Closing Date shall be subject to a make-whole premium and any prepayments made on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date shall be subject to a prepayment penalty of 4.00%.

The Term Loan Facility is jointly and severally irrevocably and unconditionally guaranteed on a senior secured basis by Holdings and certain wholly-owned U.S. subsidiaries of Borrower (with certain subsidiaries of Borrower organized in England, Ireland and Cyprus to be joined as guarantors on a post-closing basis), that also guarantee the obligations under the Revolving Credit Agreement (as defined below). The Term Loan Facility and such guarantees are secured by first priority liens on the assets on a pari passu basis with the liens securing the borrowings under the Revolving Credit Agreement and substantially all assets owned by the Borrower and the Guarantor Subsidiaries as of the Closing Date or acquired thereafter, in each case, subject to certain exceptions and limitations.

The Term Loan Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including (i) a financial covenant requiring the Borrower’s and its subsidiaries’ compliance with a consolidated total leverage ratio of no greater than 3.00:1.00, stepping down to 2.75:1.00 on December 31, 2026, 2.50:1.00 on June 30, 2027, 2.25:1.00 on December 31, 2027 and 2.00:1.00 on June 30, 2028, which is tested beginning with the last day of the first full fiscal quarter ending after the Closing Date and the last day of each fiscal quarter ending thereafter during the term of the Term Loan Credit Agreement and (ii) a covenant requiring the Borrower and its subsidiaries to maintain a minimum liquidity of $25.0 million from the Closing Date until the five month anniversary of the Closing Date and $50.0 million thereafter.

New Revolving Credit Facility

On the Closing Date, subsidiaries of the Company entered into the Super Priority Revolving Credit Agreement, by and among the Borrower, Holdings, the Guarantor Subsidiaries party thereto, the lenders party thereto (the “RCF Lenders”), the letter of credit issuers and swing line lenders party thereto, Citibank, N.A, as administrative agent (the “Revolving Administrative Agent”) and the Collateral Agent (the “Revolving Credit Agreement”). Under the Revolving Credit Agreement, the RCF Lenders agreed to provide a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal committed amount of $50.0 million (including a $10.0 million sublimit for issuance of letters of credit).

The Revolving Credit Facility will mature on January 23, 2030.

Outstanding amounts under the Revolving Credit Facility will bear interest at a rate per annum equal to, at Borrower’s election, (1) the Base Rate plus 3.00% or (2) Term SOFR plus 4.00%. Interest on loans bearing interest based upon the Base Rate will be due and payable in arrears on the last business day of each March, June, September and December and on the maturity date of the Revolving Credit Facility. Interest on loans bearing interest based upon Term SOFR will be due and payable in arrears on the last day of each relevant interest period or, for any interest period that exceeds three months, on the respective dates that fall every three months after the beginning of such interest period.

The guarantees and security provided by Holdings, the Borrower and the Guarantor Subsidiaries in respect of the Revolving Credit Agreement are identical to the guarantees and security provided by Holdings, the Borrower and the Guarantor Subsidiaries in connection with the Term Loan Credit Agreement; provided that the Revolving Credit Facility is senior priority in right of payment to the Term Loan Facility.

The Revolving Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including (i) a financial covenant requiring the Borrower’s and its subsidiaries’ compliance with a consolidated total leverage ratio of no greater than 3.00:1.00, stepping down to 2.75:1.00 on December 31, 2026, 2.50:1.00 on June 30, 2027, 2.25:1.00 on December 31, 2027 and 2.00:1.00 on June 30, 2028, which is tested beginning with the last day of the first full fiscal quarter ending after the Closing Date and the last day of each fiscal quarter ending thereafter during the term of the Revolving Credit Agreement and (ii) a covenant requiring the Borrower and its subsidiaries to maintain a minimum liquidity of $25.0 million from the Closing Date until the five month anniversary of the Closing Date and $50.0 million thereafter.

The Company will file copies of each of the Term Loan Credit Agreement and the Revolving Credit Agreement with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 1.02	Termination of a Material Definitive Agreement.

Refinancing of the Existing Credit Agreement

With the net proceeds of the Term Loan Facility, and cash on hand, on the Closing Date, the Company repaid and terminated all of its indebtedness and other obligations outstanding under that certain Credit Agreement, dated as of January 29, 2020 (as amended), by and among Borrower, Holdings, the other guarantors party thereto from time to time, Citibank, N.A., as administrative agent, collateral agent and swingline lender and the lenders and L/C issuers party thereto from time to time. For a description of terms of this agreement, please refer to “Liquidity and Capital Resources—Indebtedness—Credit Agreement” in Item 7, Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, which discussion is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: April 24, 2026	By:	/s/Kevin D. Cook
	Name:	Kevin D. Cook
	Title:	Chief Financial Officer

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